Press
Information

Company Contact: Sean Creamer, CFO
Arbitron Inc.
Phone: 410-312-8410
sean.creamer@arbitron.com

Investor and Media contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com
FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS
Company reports earnings per share of $0.46;
Previously disclosed pre-tax restructuring costs total $8.2 million;
Reiterates 2009 full-year guidance for revenue and EPS

Columbia MD, April 21, 2009 – Arbitron Inc. (NYSE: ARB) today announced results for the first quarter ended March 31, 2009.

Net income for the quarter was $12.3 million, or $0.46 per share (diluted), compared with $16.3 million, or $0.57 per share (diluted), for the first quarter of 2008. Excluding the $8.2 million pre-tax impact of the previously disclosed restructuring charge, earnings per share for the quarter were $0.65 per share (diluted).

Results from Continuing Operations
For the first quarter of 2009, the Company reported revenue of $98.5 million, an increase of 4.7 percent over revenue of $94.1 million during the first quarter of 2008.

Costs and expenses for the first quarter increased by 19.1 percent, from $63.3 million in 2008 to $75.4 million in 2009, due to planned expenditures for the Portable People MeterTM (PPM) ratings panels, the planned introduction of cell-phone-only household sampling in diary markets and expenses of $8.2 million related principally to severance and benefits for the reorganization and restructuring program announced in March 2009.

Share-based compensation amounted to $1.9 million in the first quarter of 2009 versus $1.6 million in the first quarter 2008.

Earnings before interest and income tax expense (EBIT) for the quarter were $20.1 million, a decrease of 25.1 percent compared with EBIT of $26.8 million for the first quarter of 2008.

Income from continuing operations for the quarter was $12.3 million or $0.46 per share (diluted), compared with $16.3 million, or $0.58 per share (diluted) in the first quarter of 2008.

Results from Discontinued Operations
On January 31, 2008, Arbitron concluded the sale of CSW Research Limited (“Continental”), its UK-based custom research business. As a result, Continental’s financial results have been reclassified as a Discontinued Operation for all periods presented. In the first quarter of 2008, Continental generated a net loss from operations of $495 thousand for the period up through the closing of the transaction and a net gain from the sale of $450 thousand.

Management Comment on First Quarter 2009 Results
Said Michael Skarzynski, President and Chief Executive Officer: “During the first quarter of 2009, Arbitron focused its efforts in four areas: customer satisfaction, service quality, cost management and strategic positioning.”

“The recession and decline in the advertising spending for radio remains the number one challenge for our customers, particularly for radio broadcasters. Arbitron is working hard through our customer satisfaction improvement programs to increase the value and utility of our PPM and diary market services while prioritizing our customer needs and interests in our decision-making.

“Continuously improving service quality for the PPM and diary markets also remains a top priority. Arbitron has extended, to all PPM markets nationwide, key methodological enhancements including an expansion of cell-phone-only households in our panels using address-based sampling, as well as increases in our benchmarks for in-tab compliance rates, response measures and other key metrics. We also initiated cell-phone-only household sampling in an initial 151 diary markets for the Spring 2009 radio survey.

“In our cost management efforts, we reduced the company’s projected 2010 expense run rate by $10 million.

“In the area of strategic positioning, we realigned the executive staff, restructured the organization to move the company closer to our customers, recruited three new executive vice presidents and relocated company headquarters to Columbia, Maryland,” said Mr. Skarzynski.

2009 Guidance
Arbitron is reiterating its revenue and EPS guidance for 2009.

For the full year 2009, Arbitron expects revenue to increase between 6 percent and 10 percent compared to the 2008 revenue of $368.8 million.

Earnings per share (diluted) for the full year 2009 is expected to be between $1.40 and $1.55, an increase of between 3 percent to 14 percent, versus $1.36 in 2008.

Earnings per share guidance for 2009 includes the impact of the previously disclosed pre-tax expense of $8.2 million, related to the restructuring program. As a result of these initiatives, the company expects to realize net savings during the last three quarter of 2009 approximately equivalent to the first quarter 2009 restructuring expense.

Earnings Conference Call: Schedule and Access
Arbitron will host a conference call today at 10:00 a.m. Eastern Time. The Company invites you to listen to the call by dialing (toll free) 888-873-8496. The conference call can be accessed from outside of the United States by dialing 973-935-8513. To participate, users will need to use the following code: 93107051. The call will also be available live on the Internet at the following sites: www.arbitron.com, www.ccbn.com and www.streetevents.com.

A replay of the call will be available from 12:00 p.m. on April 21, 2009 through 11:59 p.m. on May 21, 2009. To access the replay, please call (toll free) 800-642-1687 in the United States, or 706-645-9291 if you’re calling from outside of the United States. To access the replay, users will need to enter the following code: 93107051.

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, either income from continuing operations, as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Arbitron’s headquarters and its world-renowned research and technology organizations are located in Columbia, Maryland.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	absorb costs related to legal proceedings and governmental entity interactions and avoid related fines, limitations, or conditions on our business activities;

•	successfully commercialize our Portable People MeterTM service;

•	successfully manage the impact on our business of the current economic downturn generally, and in the advertising market, in particular, including, without limitation, the insolvency of any of our customers or the impact of such downturn on our customers’ ability to fulfill their payment obligations to us;

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience measurement services and methodology in light of governmental regulation, legislation, litigation, activism, or adverse public relations efforts;

•	compete with companies that may have financial, marketing, sales, technical, or other advantages over us;

•	successfully design, recruit and maintain PPM panels that appropriately balance research quality, panel size, and operational cost;

•	successfully develop, implement, and fund initiatives designed to increase sample sizes;

•	complete the Media Rating Council, Inc. (“MRC”) audits of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement business;

•	renew contracts with key customers;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	effectively respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems, such as software systems to support our cell phone-only sampling plans, and new customer services that meet these needs in a timely manner;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, consumer trends including a trend toward increasing incidence of cell phone-only households, privacy concerns, technology changes, and/or government regulations;

•	successfully develop and implement technology solutions to encode and/or measure new forms of media content, delivery and advertising in an increasingly competitive environment; and

•	realize the anticipated savings from the Company’s workforce and expense reduction program.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2008, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(Table to Follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended March 31, 2009 and 2008
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,			%
	2009	2008	Change	Change
Revenue	$98,489	$94,065	$4,424	4.7%
Costs and expenses
Cost of revenue	39,529	35,110	4,419	12.6%
Selling, general and administrative	18,424	18,552	(128)	(0.7%)
Research and development	9,306	9,664	(358)	(3.7%)
Restructuring and reorganization	8,171	-	8,171	NM
Total costs and expenses	75,430	63,326	12,104	19.1%
Operating income	23,059	30,739	(7,680)	(25.0%)
Equity in net loss of affiliate(s)	(3,000)	(3,945)	945	(24.0%)
Earnings before interest and income taxes (1)	20,059	26,794	(6,735)	(25.1%)
Interest income	19	184	(165)	(89.7%)
Interest expense	333	198	135	68.2%
Income from continuing operations before income taxes	19,745	26,780	(7,035)	(26.3%)
Income tax expense	7,404	10,468	(3,064)	(29.3%)
Income from continuing operations	12,341	16,312	(3,971)	(24.3%)
Discontinued Operations
Loss from discontinued operations, net of taxes	-	(495)	495	NM
Gain from sale of discontinued operations, net of taxes	-	450	(450)	NM
Loss from discontinued operations, net of taxes	-	(45)	45	NM
Net Income	$12,341	$16,267	$(3,926)	(24.1%)
Basic weighted average common share
Income from continuing operations	$0.47	$0.58	$(0.11)	(19.0%)
Loss from discontinued operations, net of taxes	-	-	-	—
Net income	$0.47	$0.58	$(0.11)	(19.0%)
Diluted weighted average common share
Income from continuing operations	$0.46	$0.58	$(0.12)	(20.7%)
Loss from discontinued operations, net of taxes	-	-	-	—
Net income	$0.46	$0.57	$(0.11)	(19.3%)
Weighted average shares used in calculations
Basic	26,431	28,191	(1,760)	(6.2%)
Diluted	26,545	28,312	(1,767)	(6.2%)
Dividends per common share	$0.10	$0.10	-	—
Other data:
EBITDA (1)	$25,282	$30,716	$(5,434)	(17.7%)
(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below. NM – Not Meaningful Certain per share amounts may not total due to rounding.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three Months Ended March 31, 2009 and 2008
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Income from continuing operations	$12,341	$16,312
Income tax expense	7,404	10,468
Net interest expense	314	14
EBIT (2)	$20,059	$26,794
Depreciation and amortization	5,223	3,922
EBITDA (2)	$25,282	$30,716

(2) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals. EBIT is calculated by adding back net interest expense and income tax expense to income from continuing operations. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to income from continuing operations. EBIT and EBITDA should not be considered substitutes either for income from continuing operations, as indicators of Arbitron’s operating performance, or for cash flow, as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
March 31, 2009 and December 31, 2008
(In thousands)

	March 31,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$4,268	$8,658
Trade receivables	46,306	50,037
Property and equipment, net	64,242	62,930
Goodwill, net	38,500	38,500
Other assets	36,330	39,472
Total assets	$189,646	$199,597
Liabilities and Stockholders’ Deficit:
Deferred revenue	$46,347	$57,304
Other liabilities	68,331	71,788
Long term debt (including current portion of $3,000 for 2009)	78,000	85,000
Stockholders’ deficit	(3,032)	(14,495)
Total liabilities and stockholders’ deficit	$189,646	$199,597

Note: The December 31, 2008 Condensed Consolidated Balance Sheet is derived from the audited Balance Sheet included in the Company’s Form 10-K for the fiscal year ended December 31, 2008.